FOURTH AMENDMENT
                                       TO
                          GENERAL AGENT SALES AGREEMENT


            FOURTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT dated as of November 1, 2004 by and between AXA EQUITABLE LIFE INSURNACE COMPANY (formerly known as The Equitable Life Assurance Society of the United States) ("AXA Equitable"), a New York stock life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC, a Delaware limited liability company having offices at 4251 Crums Mill Road, Harrisburg, Pennsylvania 17112 and the AXA Network subsidiaries executing this Agreement below (collectively, the "General Agent").

AXA Equitable and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of January 1, 2000 between them, as previously amended (the "Sales Agreement") to provide for the compensation due and payable thereunder on sales of VUL (PHI Code: 6550) and Seven Pay SPIA (PHI Code: 6551) from and after the date hereof as more particularly set forth in Amended and Restated Schedules 1 and 3 of Exhibit A attached hereto and made a part hereof.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.


            IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.


AXA EQUITABLE LIFE INSURANCE             AXA NETWORK, LLC
       COMPANY                           AXA NETWORK OF ALABAMA, LLC
                                         AXA NETWORK OF CONNECTICUT,
By:         /s/ Stanley B. Tulin              MAINE AND NEW YORK, LLC
            -----------------------      AXA NETWORK INSURANCE
            Stanley B. Tulin                  AGENCY OF MASSACHUSETTS, LLC
            Vice Chairman and            AXA NETWORK OF PUERTO RICO, INC.
            Chief Financial Officer      AXA NETWORK INSURANCE AGENCY
                                              OF TEXAS, INC.

                                         By:         /s/ Robert S. Jones
                                                     ---------------------------
                                                     Robert S. Jones
                                                     President - Retail Division

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                                    EXHIBIT A

                         AMENDED AND RESTATED SCHEDULE 1

                        EFFECTIVE AS OF NOVEMBER 1, 2004

        GENERAL AGENT COMPENSATION FOR LIFE INSURANCE SALES AND SERVICING

This Amended and Restated Schedule 1 of Exhibit A is effective as of November 1, 2004 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between AXA Equitable Life Insurance Company and AXA Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by Equitable in respect of such policy as more particularly set forth in the following tables:


Commissions on Variable Life Insurance Products other than COLI 04 and VUL (PHI
Code: 6550)

          Type of Premium                                             Percentage
          ---------------                                             ----------

          First Policy Year


                Qualifying First Year Premiums up to Target
                Excess Premiums

          Renewals

Commissions on COLI `04

          Type of Premium                                             Percentage
          ---------------                                             ----------

          First Policy Year

                Qualifying First Year Premiums up to Target
                Excess Premiums

          Renewals

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Exhibit A
Amended and Restated Schedule 1 (cont.)
Effective as of November 1, 2004


Commissions on VUL (PHI Code: 6550)

          Type of Premium                                             Percentage
          ---------------                                             ----------

          First Policy Year

                Qualifying First Year Premiums up to Target
                Excess Premiums

          Renewals

Commissions on Non-Variable Life Insurance Products

          Type of Premium                                             Percentage
          ---------------                                             ----------

          First Policy Year

                Scheduled Premiums
                Qualifying First Year Premiums up to Target
                        Athena Universal Life
                        Other non-variable life insurance products

                Excess Premiums

          Renewals - Policy Years 2-5
          Renewals - Years 6 et seq.
                    Athena Universal Life products
                    Equitable Universal Life products
                    Other non-variable life insurance products


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                                    EXHIBIT A

                         AMENDED AND RESTATED SCHEDULE 3

                        EFFECTIVE AS OF November 1, 2004

                           General Agent Compensation
                                       for
       Individual Qualified and Non-Qualified Annuity Sales and Servicing


This Amended and Restated Schedule 3 of Exhibit A is effective as of November 1, 2004 and is attached to and made part of the Fourth Amendment to General Agent Sales Agreement dated as of November 1, 2004 by and between AXA Equitable Life Insurance Company and AXA Network, LLC, et al.


Compensation to the General Agent in connection with the sale and servicing of all annuity contracts other than tax qualified periodic premium annuity contracts will be calculated on a contract by contract and certificate by certificate basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. From and after January 1, 2003 total compensation to the General Agent in respect of the sale and servicing of each such annuity contract or certificate, other than Accumulator Advisor contracts, will be a percentage of the consideration received by AXA Equitable in respect of such contract or certificate as more particularly set forth in the following table:

Commissions on Annuities other than Seven Pay SPIA (PHI Code: 6551)

  Type of Consideration                                   Percentage
  ---------------------                                   ----------

     First Policy Year

      Renewal Years

Commissions on Seven Pay SPIA (PHI Code 6551)

  Type of Consideration                                   Percentage
  ---------------------                                   ----------

     First Policy Year

No compensation will be paid to the General Agent in respect of the sale and servicing of Accumulator Advisor contracts.


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